Exhibit 99.1

LOS ANGELES SINGAPORE DUBLIN PENANG KUALA LUMPUR BANGKOK

FOR IMMEDIATE RELEASE	Company Contact:	Investor Contact:
	A. Charles Wilson	Berkman Associates
	Chairman	(310) 277-5162
	(818) 787-7000	info@BerkmanAssociates.com
Trio-Tech Reports Fiscal 2006 First Quarter Results
     Van Nuys, CA, — November 22, 2005 — Trio-Tech International (AMEX:TRT) today announced financial results for the first quarter of 2006, highlighted by a 27.2% increase in revenue from the Company’s semiconductor testing service segment.
     “Capacity utilization in our semiconductor testing and burn-in business has continued to increase, and volumes are running well ahead of last year and ahead of our expectations of only a few months ago,” said Chief Executive Officer S.W. Yong. “The growth of our testing segment in the first quarter reflected both last year’s acquisition of the semiconductor burn-in business in Malaysia and a steady ramp-up of volume for the newest microprocessor chips at our plant in Singapore, which more than offset reduced volume for older chips. Higher facility utilization and reduced costs contributed to an improvement in gross margin in our testing and burn-in operations to 38.3% for the first quarter of fiscal 2006 from 36.5% a year earlier, despite lower prices for some of our services. Based on customer demand, we are continuing to invest to expand capacity in this business.”
First Quarter Results
     For the three months ended September 30, 2005, testing service revenue rose to $3,545,000 from $2,786,000 for the first quarter of fiscal 2005. However, total revenue for the first quarter of fiscal 2006 declined to $5,705,000 from $7,743,000 for the same period in fiscal 2005, as lower revenue in the Company’s manufacturing and distribution segments more than offset the increase in testing service revenue. Overall gross margin improved to 32% of revenue for the first quarter of fiscal 2006 from 24.6% in the same quarter last fiscal year, reflecting the change in the mix of business.
     Income from continuing operations, net of income taxes, declined to $140,000 for the first quarter of fiscal 2006 from $259,000 for the first quarter of fiscal 2005, consistent with the decline in total revenue.
     As previously announced, on November 1, 2005 Trio-Tech completed the sale of its European Electronic Test Center facility in Dublin, Ireland for €8.85 million in cash (equivalent to approximately $10.62 million based on the exchange rate as of November 1, 2005). Accordingly, the results of the Ireland operation are presented in the first quarter 2006 financial statements as discontinued operations. The loss from discontinued operations for the first quarter of fiscal 2006 was $378,000, which included severance costs and costs associated with closing the Ireland facility of approximately $330,000.
     The net loss for this year’s first quarter was $214,000, or $0.08 per share. This compared to net income for the first quarter of the prior year of $237,000, or $0.08 per share.
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14731 Califa Street, Van Nuys, CA 91411, USA  •  TEL (818) 787-7000  •  FAX (818) 787-9130

Trio-Tech Reports Fiscal 2006 First Quarter Results
November 21, 2005
Page Two
About Trio-Tech
     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.triotech.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
(tables attached)
#4013

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except earnings per share)

	Three Months Ended
	September 30,
	2005	2004
NET SALES
PRODUCT SALES	$2,160	$4,957
SERVICES	3,545	2,786

	5,705	7,743

COST OF SALES
COST OF GOODS SOLD	1,695	4,066
COSTS OF SERVICE RENDERED	2,186	1,770

	3,881	5,836

GROSS PROFIT	1,824	1,907

OPERATING EXPENSES:
General and administrative	1,289	1,257
Selling	285	269
Research and development	17	33
Impairment Loss	15	1

Total	1,606	1,560

INCOME FROM OPERATIONS	218	347

OTHER INCOME (EXPENSE) Interest expense	(35)	(32)
Other income	30	55

Total	(5)	23

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	213	370
INCOME TAXES	73	111

INCOME FROM CONTINUING OPERATIONS	140	259
LOSS FROM DISCONTINUED OPERATION	(378)	(9)

(LOSS) INCOME BEFORE MINORITY INTEREST	(238)	250
MINORITY INTEREST	24	(13)

NET (LOSS) INCOME	$(214)	$237

BASIC (LOSS) EARNINGS PER SHARE:
Basic earnings per share from Continuing operations	$0.05	$0.08
Basic loss per share from Discontinued operations	(0.13)	0.00

Net basic (loss) Earnings per share	$(0.08)	$0.08

DILUTED (LOSS) EARNINGS PER SHARE:
Diluted earnings per share from Continuing operations	$0.05	$0.08
Diluted loss per share from Discontinued operations	(0.13)	0.00

Net diluted (loss) Earnings Per Share	$(0.08)	$0.08

WEIGHTED AVERAGE NUMBER OF COMMON AND POTENTIAL COMMON SHARES OUTSTANDING
Basic	2,994	2,965
Diluted	3,043	3,009

OTHER COMPREHENSIVE (LOSS) INCOME:
Net (loss) income	(214)	237
Foreign currency translation adjustment	21	38

COMPREHENSIVE (LOSS) INCOME	$(193)	$275

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2005	2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$1,595	$1,439

Restricted cash held in escrow	1,067	—
Short-term deposits	3,494	3,211
Trade accounts receivable, net	3,506	4,178
Other receivables	232	142
Inventories, net	2,215	1,584
Prepaid expenses and other current assets	204	91
Assets held for sale	261	—

Total current assets	12,574	10,645

PROPERTY, PLANT AND EQUIPMENT, Net	6,681	7,176
OTHER INTANGIBLE ASSETS, Net	364	386
OTHER ASSETS	230	138

TOTAL ASSETS	$19,849	$18,345

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$285	$336
Accounts payable	1,710	1,681
Accrued expenses	2,950	2,598
Accrued restructuring costs	223	—
Advances from buyer	1,067	—
Income tax payable	195	168
Current portion of notes payable	728	655
Current portion of capital leases	73	123
Current portion of deferred tax liabilities	274	275

Total current liabilities	7,505	5,836

NOTES PAYABLE, net of current portion	590	634
CAPITAL LEASES, net of current portion	94	110
DEFERRED TAX LIABILITIES	406	407

TOTAL LIABILITIES	8,595	6,987

MINORITY INTEREST	2,052	2,061

SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 2,996,992 shares issued and outstanding as at Sep. 30, 2005, and 2,976,042 shares issued and outstanding as at Jun. 30, 2005, respectively	9,618	9,554
Paid-in capital	318	284
Accumulated deficit	(512)	(298)
Accumulated other comprehensive loss-translation adjustments	(222)	(243)

Total shareholders’ equity	9,202	9,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,849	$18,345